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                                                                    EXHIBIT 10.7

                   PROFIT PARTICIPATION CANCELLATION AGREEMENT



         This PROFIT PARTICIPATION CANCELLATION AGREEMENT ("Agreement") is made and entered as January 31, 1996, by and between Myriad International, Inc., a Delaware corporation ("Myriad") 4330 La Jolla Village Drive, Suite 320, San Diego, CA 92122 and Michael Goldstein, 4993 Sky Street, San Diego, CA 92110 ("Goldstein").


                                    RECITALS



         A. Myriad and Goldstein are party to a Memorandum of Understanding dated June 28, 1995 ("June 28, 995 MOU") pursuant to which Goldstein provided a $250,000 short term loan to Myriad and received as incentive a 5% net profit participation in a joint venture being established between Myriad and La Societe de Developpement Des Iles for the building and operation of a fleet of long line fishing vessels in Tahiti ("Long Line Venture").

         B. Myriad and Goldstein are party to a Memorandum of Understanding dated August 2, 1995 ("August 2, 1995 MOU") pursuant to which Goldstein provided a $60,000 short term loan to Myriad and received as incentive an additional 15% net profit participation in the Long Line Venture.

         C. Myriad and Goldstein are party to a Memorandum of Understanding dated September 27, 1995 ("September 27, 1995 MOU") pursuant to which Goldstein provided a $20,000 short term loan to Myriad and received as incentive a 1% net profit participation in a venture being established by Myriad for the construction of pre-fabricated housing in South Africa ("South Africa Venture").

         D. Myriad and Goldstein are party to a Memorandum of Understanding dated November 6, 1995 ("November 6, 1995 MOU") pursuant to which Goldstein provided a $30,000 short term loan to Myriad and received as incentive a 5% net profit participation in Myriad Capital Corporation - Peru ("Myriad Capital Venture")

         E. Myriad and Goldstein are party to a Memorandum of Understanding dated November 8, 1995 ("First November 8, 1995 MOU") pursuant to which Goldstein provided a $16,500 short term loan to Myriad and received as incentive a 2.5% net profit participation in the South Africa Venture and a venture to construct pre-fabricated housing in Venezuela ("Venezuela Venture").

         F. Myriad and Goldstein are party to a Memorandum of Understanding dated November 8, 1995 (" Second November 8, 1995 MOU ") pursuant to which Goldstein
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provided a $3,500 short term loan to Myriad and received as incentive an additional 0.5% net profit participation in the South Africa Venture and the Venezuela Venture.

         G. Myriad and Goldstein are party to a Memorandum of Understanding dated November 29, 1995 ("November 29, 1995 MOU ") pursuant to which Goldstein provided a $3,000 short term loan to Myriad and received as incentive an additional 0.5% net profit participation in the South Africa Venture and the Venezuela Venture.

         H. Myriad and Goldstein are party to a Memorandum of Understanding dated December 6, 1995 ("December 6,, 1995 MOU ") pursuant to which Goldstein agreed to an extension of a $30,000 short term loan to Myriad and received as incentive an additional 2.5% net profit participation in the Venezuela Venture and a 2% net profit participation in Myriad Industries Inc. - Peru S.A. ("Myriad Peru Venture").

         I. Myriad and Goldstein are party to a Memorandum of Understanding dated December 12, 1995 ("December 12, 1995 MOU ") pursuant to which Goldstein agreed to an extension of a $30,000 short term loan to Myriad and received as incentive an additional 4.5% net profit participation in the Venezuela Venture.

         J. Myriad and Goldstein are party to a Memorandum of Understanding dated December 22, 1995 ("December 22, 1995 MOU ") pursuant to which Goldstein agreed to an extension of a $17,500 short term loan to Myriad and received as incentive an additional 3% net profit participation in the South Africa Venture.

         K. Myriad and Goldstein are party to a Memorandum of Understanding dated December 27, 1995 ("December 27, 1995 MOU ") pursuant to which Goldstein agreed to an extension of a $17,500 short term loan to Myriad and received as incentive an additional 2.5% net profit participation in the Venezuela Venture.

         L. As a result of the agreements between Myriad and Goldstein set forth in recitals A to K above Goldstein has the following profit participations:

                  Long Line Venture                   20.0  %
                  Venezuela Venture                   12.5
                  South Africa Venture                 7.5
                  Myriad Capital Venture               5.0
                  Myriad Peru Venture                  2.0

         M. Goldstein presently is the beneficial owner (directly and indirectly) of 3,241,189 shares of the issued and outstanding Class A Common Stock (approximatel;y 21%) and holds warrants to purchase an additional 2,156,941 shares of Class A Common Stock.


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         N. Myriad and Goldstein have agreed that it is in their mutual best interests for Goldstein to exchange his profit participations in the Long Line, Venezuela, South Africa, Myriad Capital and Myriad Peru Ventures for warrants to purchase 1,500,000 shares of Myriad Class A Common Stock; 500,000 exercisable at $1.00 per share, 500,000 exercisable at $1.50 per share and 500,000 exercisable at $2.00 per share.

                                    AGREEMENT

         In consideration of the terms, conditions, releases, warranties, and covenants contained herein, Myriad and Goldstein agree as follows:

         1. Recitals and Exhibits . Recitals A through N are incorporated herein by this reference and made a part hereof. All Exhibits referenced in this Agreement shall be attached to the Agreement and shall be deemed incorporated herein.

         2. Issuance and Delivery of Class A Stock Purchase Warrants.

                  2.1 Myriad shall deliver to Goldstein on or before February 15, 1996 stock purchase warrants for the purchase of 500,000 shares of Myriad Class A common stock for $1.00 per share in the form attached as Exhibit 2.1.

                  2.2. Myriad shall deliver to Goldstein on or before February 15, 1996 stock purchase warrants for the purchase of 500,000 shares of Myriad Class A common stock for $1.50 per share in the form attached as Exhibit 2.2.

                  2.3. Myriad shall deliver to Goldstein on or before February 15, 1996 stock purchase warrants for the purchase of 500,000 shares of Myriad Class A common stock for $200 per share in the form attached as Exhibit 2.3.

         3. Cancellation of Profit Participations

                  3.1. Upon receipt of the stock purchase warrants referred to in sub-sections 2.1, 2.2 and 2.3 above by Goldstein the profit participations in the Long Line Venture, Venezuela Venture, South Africa Venture, Myriad Capital Venture and Myriad Peru Venture shall be cancelled and shall be of no further force and effect.

         4. Entire Agreement . This Agreement contains all of the promises which have been made in connection with the transactions contemplated hereby. There are no unstated or hidden terms, and every term which is important to this Agreement is specified in writing. This Agreement contains the entire understanding of the Parties of the terms upon which they have agreed to enter into this Agreement, and any prior contemporaneous oral representations shall be of no force and effect.


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         5. Headings. All topic headings in this Agreement have been used for organizational purposes only and have no independent legal significance or import.

         6. Unenforceable Terms. The Parties agree that if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         7. Further Assurances. Each of the parties hereby agrees to at any time and from time to time, upon the request of any party hereto, to execute and deliver such further documents and do such other acts as reasonably requested in order to effect fully the purposes of this Agreement.

         8. Arbitration. Any dispute concerning this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in San Diego County, California.

         9. Action on Agreement. If any Party brings an action to enforce this Agreement or any provision thereof, the prevailing party shall be entitled to recover its attorneys' fees and costs from the losing party.

Dated as of the date first written above.

                                              Myriad International, Inc.



                                              By  /s/ Jerome O. Crawford
                                                --------------------------------
                                                   Jerome O. Crawford, Chairman





                                                 /s/ Michael Goldstein
                                                --------------------------------
                                                      Michael Goldstein


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